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                                                                      Exhibit 10

               SPORTS AND HOUSING FACILITIES FINANCING AGREEMENT


                                    BETWEEN


                            EAGLE COUNTY, COLORADO


                                      AND


                             THE VAIL CORPORATION,
                          D/B/A VAIL ASSOCIATES, INC.



                                 -------------



                           DATED AS OF APRIL 1, 1998



================================================================================

                          RELATING TO THE ISSUANCE OF
                            EAGLE COUNTY, COLORADO
             SPORTS AND HOUSING FACILITIES REVENUE REFUNDING BONDS
                           (VAIL ASSOCIATES PROJECT)
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                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

I.   BACKGROUND, REPRESENTATIONS AND FINDINGS.............................1
       Section 1.1  Background............................................1
       Section 1.2  Company Representations...............................2
       Section 1.3  Issuer Findings and Representations...................3
II.  THE PROJECT FACILITIES...............................................4
       Section 2.1  Title to Project Facilities...........................4
       Section 2.2  Additions and Changes to the Project Facilities.......4
       Section 2.3  No Joint Venture......................................4
III. REFINANCING THE PROJECT FACILITIES...................................4
       Section 3.1  Issuance of Bonds.....................................5
       Section 3.2  Restriction on Use of Project Facilities..............5
       Section 3.3  Bonds Not to Become Arbitrage Bonds...................5
IV.  LOAN AND REPAYMENT...................................................5
       Section 4.1  Amount and Source of Loan.............................5
       Section 4.2  Repayment of Loan.....................................6
       Section 4.3  Company Note..........................................6
       Section 4.4  Acceleration of Payment to Redeem Bonds...............6
       Section 4.5  No Defense or Set-Off.................................6
       Section 4.6  Assignment of Issuer's Rights.........................7
       Section 4.7  Permit Substitution...................................7
       Section 4.8  Company's Right to Purchase Certain Bonds in
                    Lieu of Redemption....................................7
V.   COVENANTS OF THE COMPANY.............................................8
       Section 5.1  Corporate Existence...................................8
       Section 5.2  Maintenance of Project Facilities; Insurance..........8
       Section 5.3  Payment of Trustee's Compensation and Expenses........9
       Section 5.4  Payment of Issuer's Expenses..........................9
       Section 5.5  Indemnity Against Claims..............................9
       Section 5.6  Payments in Lieu of Taxes.............................10
       Section 5.7  Agreement Regarding Refunding.........................10
       Section 5.8  Financial Statements and Information, Etc.............10
       Section 5.9  Covenant to Cooperate; Recording......................11
       Section 5.10 Covenants to Notify in Event of Bankruptcy............11
       Section 5.11 Employee Benefit Plans................................11
       Section 5.12 Notice of Material Litigation.........................12
       Section 5.13 Defaults..............................................12
       Section 5.14 Offering of Bonds.....................................12
       Section 5.15 Environmental Compliance..............................12
       Section 5.16 Additional Company Debt; Restrictions on
                    Parity Debt...........................................12
VI.  EVENTS OF DEFAULT AND REMEDIES.......................................13

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       Section 6.1  Events of Default.......................................13
       Section 6.2  Payment on Default; Suit Therefor.......................15
       Section 6.3  Cumulative Rights.......................................15
VII. MISCELLANEOUS..........................................................16
       Section 7.1  Notices.................................................16
       Section 7.2  Disclaimer; Limitation of Liability of the Issuer.......17
       Section 7.3  Assignments.............................................17
       Section 7.4  Illegal; Etc.  Provisions Disregarded...................17
       Section 7.5  Applicable Law..........................................17
       Section 7.6  Amendments..............................................17
       Section 7.7  Amounts Remaining in Bond Fund..........................17
       Section 7.8  Term of Agreement.......................................17
       Section 7.9  Counterparts............................................18
       Section 7.10  Surviving Obligations..................................18
       Section 7.11  Entire Agreement.......................................18
EXECUTION...................................................................19
SCHEDULE A - PROJECT FACILITIES DESCRIPTION.................................1
SCHEDULE B - FORM OF PROMISSORY NOTE........................................1
SCHEDULE C - CERTAIN DEFINITIONS............................................1

          THIS SPORTS AND HOUSING FACILITIES FINANCING AGREEMENT dated as of April 1, 1998 (the "AGREEMENT") is entered into between EAGLE COUNTY, COLORADO, a political subdivision of the State of Colorado and a body corporate and politic (the "ISSUER") and THE VAIL CORPORATION, d/b/a VAIL ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Colorado (the "COMPANY"). Any capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture (as hereinafter defined) or in SCHEDULE C hereto.

                 I.   BACKGROUND, REPRESENTATIONS AND FINDINGS

          SECTION 1.1 BACKGROUND.  The Issuer is duly organized and existing
                      ----------
under the Constitution and laws of the State of Colorado. Pursuant to the County and Municipality Development Revenue Bond Act (the "ACT"), the Issuer is authorized and empowered to issue its revenue bonds to provide funds to finance and refinance certain improvements, including sports and recreational facilities and housing facilities, suitable for commercial and business enterprises for the public purposes of promoting industry and developing trade, maintaining employment opportunities and securing and maintaining a balanced and stable economy in the State of Colorado.

          The Company has asked the Issuer to undertake a project (the "PROJECT") consisting of the refunding of the Issuer's Sports and Housing Facilities Revenue Refunding Bonds (Vail Associates Project), Series 1992 originally issued in the aggregate principal amount of $21,600,000, and the Issuer's Sports Facilities Revenue Refunding Bonds (Beaver Creek Associates Project), Series 1992 originally issued in the aggregate principal amount of $19,600,000 (collectively, the "PRIOR BONDS"). The Prior Bonds were issued to refinance various projects consisting of facilities, additions and improvements owned by the Company designed for use as public recreation, sports and housing facilities for the Company's skiing and mountain related operations on Vail and Beaver Creek Mountains in the White River National Forest (such facilities, additions and improvements, including any additions, deletions and changes made by the Company from time to time pursuant to Section 2.2 of this Agreement, being referred to collectively as the "PROJECT FACILITIES"). Substantially all the land on which the Project Facilities are located and used is owned by the United States of America, and is used by the Company or its Affiliates pursuant to United States Forest Service Term Special Use Permits and Special Use Permits, with respect to Vail Mountain, dated November 23, 1993, and with respect to Beaver Creek Mountain, dated January 29, 1980, as amended (such permits, together with any similar agreements, as modified or amended from time to time being hereafter referred to collectively as the "SPECIAL USE PERMITS"). The Project Facilities are generally described in SCHEDULE A to this Agreement, which Schedule may be modified and supplemented as hereafter provided.

          In order to provide benefits for the Bonds (as hereinafter defined) and assure payment of the obligations of the Company under the Promissory Note referred to below, the Company and Beaver Creek Associates, Inc. ("BCA") have each executed and delivered an Agreement Regarding Forest Service Special Use Permit (as amended, amended and restated,

                                      -1-
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supplemented or otherwise modified from time to time, the "PERMIT AGREEMENTS")
among the Company, the United States Forest Service, and U.S. Bank National Association, as Trustee under the Indenture referred to below (together with any successors in such capacity, the "TRUSTEE") with respect to the Special Use Permit for Vail Mountain, and among BCA, the United States Forest Service and the Trustee with respect to the Special Use Permits for Beaver Creek Mountain.

          The Issuer proposes to loan the proceeds of the Bonds to the Company pursuant to this Agreement to refund the Prior Bonds. The Issuer and the Company intend that the Issuer's bonds issued to refinance the Project Facilities will constitute a current refunding issue for the purposes of Section 1313(a) of the Tax Reform Act of 1986, so that interest on such Bonds will not be included in the gross income of the holders thereof under the Internal Revenue Code of 1986, as amended (the "CODE").

          SECTION 1.2  COMPANY REPRESENTATIONS.  The Company represents that:
                       -----------------------

               (a) It is a corporation duly organized and existing in good standing under the laws of the State of Colorado, with full power and legal right to enter into this Agreement, the Permit Agreements, and the Note (as hereinafter defined) and to perform its obligations hereunder and thereunder. The making and performance of this Agreement, the Permit Agreements, and the Note on the Company's part have been duly authorized by all necessary action and approved by all necessary governmental authorities and will not violate or conflict with the Company's Articles of Incorporation, By-Laws or any material provision of any agreement, indenture or other instrument, regulation or order by which the Company or its properties are bound. This Agreement, the Permit Agreements, and the Note constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to state and federal bankruptcy and insolvency laws and equitable principles affecting the enforcement of creditors' rights.

               (b) The Company intends to continue to operate the Project Facilities as a commercial or business enterprise and sports and recreational facilities or housing facilities for persons of low and middle income, being available for use by members of the general public either as participants or spectators and will not use the Project Facilities, or allow them to be used, in violation of the Act or the Code.

               (c) The Project Facilities consist of land or property of a character subject to allowance for depreciation under Section 167 of the Code.

               (d) The refinancing of the Project Facilities, as provided under this Agreement, will tend to promote the public health, welfare, safety, convenience and prosperity of the inhabitants of Colorado and its citizens by promoting industry and developing trade and other economic activity through the inducement of the Company to maintain its operations in Eagle County, mitigating the threat of unemployment and

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     securing and maintaining a balanced and stable economy in Eagle County and in Colorado.

               (e) The aggregate principal amount of the Bonds will not exceed the outstanding principal amount of the Prior Bonds on the date hereof.

               (f) The Company has acquired all permits (including the Special Use Permits) and licenses and has satisfied other material requirements necessary for the acquisition, construction and operation of the Project Facilities.

               (g) The Project Facilities are located wholly within the boundaries of Eagle County, Colorado.

               (h) The Company is in compliance in all material respects with all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, and licenses, relating to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof (collectively "ENVIRONMENTAL LAWS") except where failure to comply would not be a Material Adverse Event.

               (i) To the knowledge of the Company, no member of the Board of County Commissioners of the Issuer nor any member of his or her immediate family is an employee or holder of more than a 5% interest in the Company or otherwise has a personal financial interest in the sale of the Bonds or in the acquisition or construction of the Project.

          SECTION 1.3  ISSUER FINDINGS AND REPRESENTATIONS.  The Issuer hereby:
                       -----------------------------------

               (a) Confirms its findings that the Project Facilities constitute a "project" for purposes of the Act in that they consist of properties, other than inventories, raw materials or other working capital, suitable or to be used for or in connection with a commercial or business enterprise as sports and recreational facilities or housing facilities for persons of low and middle income.

               (b) Confirms its findings that the Issuer's refinancing of the Project Facilities will promote the public purposes of the Act and the public health, welfare, safety, convenience and prosperity of the inhabitants of Colorado by promoting industry and developing trade through the inducement of the Company to maintain its operations in Eagle County, mitigating the threat of unemployment and securing and maintaining a balanced and stable economy in Eagle County and in Colorado.

               (c) Represents that the Issuer has the necessary power under the Act, and has duly taken all action on its part required, to execute and deliver this Agreement and to undertake the refinancing of the Project Facilities through the issuance of its revenue bonds. The execution and performance of this Agreement by the Issuer will not violate or conflict with any instrument by which the Issuer or its properties are bound. This Agreement constitutes the legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to state and federal laws and equitable principles affecting the enforcement of creditors' rights.

               (d) As required by the Act, this Agreement and the Note require payments by the Company in amounts sufficient to pay when due the principal of and interest, when due, on all Bonds issued by the Issuer for the Company with respect to the Project.

                          II.  THE PROJECT FACILITIES

          SECTION 2.1  TITLE TO PROJECT FACILITIES.  As between the Issuer and
                       ---------------------------
the Company, the Company shall be the sole owner of the Project Facilities and the Issuer shall have no title thereto. Subject to the provisions of the Permit Agreements, as between the Issuer and the Company, the Company will be entitled to physical possession and control of the Project Facilities at all times and will be liable at all such times for all risk, loss and damages with respect to such Project Facilities.

          SECTION 2.2  ADDITIONS AND CHANGES TO THE PROJECT FACILITIES.  Subject
                       -----------------------------------------------
to the provisions of the Permit Agreements, the Company may further improve and equip or cause to be further improved or equipped, the Project Facilities with additional facilities, beyond the improvements and equipment financed or refinanced from the proceeds of the Prior Bonds. Subject to Section 3.2 hereof and the Permit Agreements, the Company may, at its option and at its own cost and expense, at any time and from time to time, make or cause to be made such improvements, additions and changes to the Project Facilities as it may deem desirable for its uses and purposes, provided that the Company complies with the requirements of Section 3.2 and 5.2 hereof.

          SECTION 2.3  NO JOINT VENTURE.  In no event is this Agreement intended
                       ----------------
to give rise to, nor shall it be construed as giving rise to, a joint venture between the Issuer and the Company, and all actions taken by the Company hereunder shall be only as a borrower and independent contractor and not as a partner or agent of the Issuer.

                   III.  REFINANCING THE PROJECT FACILITIES

          SECTION 3.1  ISSUANCE OF BONDS.  In order to refund the Prior Bonds,
                       -----------------
the Issuer, upon request of the Company, will issue its Sports and Housing Facilities Revenue Refunding Bonds (Vail Associates Project), Series 1998 (the "BONDS") in the aggregate principal amount of $41,200,000. The principal amount of the Bonds shall be deemed to be loaned to the Company in accordance with
Section 4.1 hereof. The Bonds will be issued under a Trust Indenture dated as of April 1, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "INDENTURE") between the Issuer and the Trustee. Such Bonds will be payable solely from the Revenues of the Issuer as such term is defined in the Indenture.

          SECTION 3.2  RESTRICTION ON USE OF PROJECT FACILITIES.  The Company
                       ----------------------------------------
shall not use or direct the use of the Project Facilities in any way, or take or omit to take any other action, which would cause the interest on any of the Bonds to become included in gross income under the Code. The Company confirms that (i) the proceeds of the Prior Bonds were not used to provide land or facilities prohibited under Sections 147(c), (d) or (e) of the Code, and (ii) substantially all of the proceeds (as defined in Treasury Regulation Section 1.103-8(a)) of the Prior Bonds were used to provide sports facilities, housing facilities or other exempt facilities under Section 103(b)(4) of the Internal Revenue Code of 1954 constituting land or depreciable property so that interest on the Bonds will not be included in gross income under the Code.

          SECTION 3.3  BONDS NOT TO BECOME ARBITRAGE BONDS.  (a) The Issuer and
                       -----------------------------------
the Company hereby covenant for the benefit of the holders of the Bonds that, notwithstanding any other provision of this Agreement or any other instrument, they shall neither make nor instruct the Trustee to make any investment or other use of the proceeds of the Bonds which would cause the Bonds to be arbitrage bonds under Section 148(a) or 103(b)(2) of the Code and the regulations thereunder, and that they shall comply with the requirements of such Section and regulations throughout the term of the Bonds, including, without limitation, rebating all required amounts, if any, to the United States government, at the times, in the manner, and in accordance with the provisions of Section 148(f) of the Code. The foregoing covenants shall extend throughout the term of the Bonds, to all funds created under the Indenture and all moneys on deposit to the credit of any such fund, and to any other amounts which are Bond proceeds for purposes of Section 148 of the Code.

          (b) The Company shall determine the amount of the required arbitrage rebate, if any, payable to the United States government under Section 148(f) of the Code or shall cause such amount to be determined and shall make or cause to be made any required payments beginning not later than 60 days after the end of the fifth anniversary of the date of issue of the Bonds and 60 days after the retirement of the Bonds, regardless of whether there are any remaining proceeds or other funds attributable to the Bonds that are available for that purpose. Except for amounts held in the Bond Fund and the Bond Redemption Fund (if spent within one year of deposit), the Company shall not permit any proceeds of the Bonds to be invested at a yield materially higher than the Bond yield.

                            IV.  LOAN AND REPAYMENT

          SECTION 4.1  AMOUNT AND SOURCE OF LOAN.  By issuance of the Bonds in
                       -------------------------
exchange for the Prior Bonds, as described in the Indenture, the Issuer shall, upon the terms and conditions of this Agreement, be deemed to have lent to the Company an amount equal to the aggregate principal amount of the Bonds for refunding the Prior Bonds. Any accrued interest received by the Issuer upon the sale of the Bonds shall be deposited into the Bond Fund under the Indenture and shall be applied to the first interest due on the Bonds, with a corresponding credit on the amounts otherwise due under the Note.

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

          SECTION 4.2  REPAYMENT OF LOAN.  The Company agrees to repay the loan
                       -----------------
made by the Issuer in installments which, as to amount, shall correspond to the payments of principal of and premium, if any, and interest on the Bonds, whether at maturity, upon redemption or acceleration, or otherwise, in accordance with the terms of the Indenture; provided that such amount shall be reduced to the extent that other moneys on deposit with the Trustee are available for such purpose, and a credit in respect thereof has been granted pursuant to the Indenture. All such repayments of the loan will be made in funds which will be available to the Trustee no later than the corresponding principal or interest payment date of the Bonds. The Company shall deliver the Note to the Trustee to evidence its obligation to pay such amounts.

          SECTION 4.3  COMPANY NOTE.  Concurrently with the issuance of the
                       ------------
Bonds, the Company shall execute and deliver the Note, the form of which is attached hereto as SCHEDULE B (as amended or replaced from time to time, the "NOTE"). The Trustee, as holder of the Note, shall have the benefits of the Permit Agreements.

          SECTION 4.4  ACCELERATION OF PAYMENT TO REDEEM BONDS.  (a) The Issuer
                       ---------------------------------------
shall redeem the Bonds or portions thereof upon the occurrence of an event which gives rise to any mandatory redemption specified therein and in accordance with the provisions of the Indenture. Whenever any Bonds are subject to optional redemption, the Issuer shall, but only upon request of the Company, redeem the same in accordance with such request. In either event, the Company shall pay or cause to be paid an amount equal to the applicable redemption price as a prepayment of the Note, together with interest accrued to the date of redemption, unless the Company is purchasing the Bonds as provided in Section
4.8 hereof, and subject to the provisions of Section 6.06 of the Indenture. In the case of an extraordinary optional redemption of the type described in the Section of the form of the Bond captioned "EXTRAORDINARY OPTIONAL REDEMPTION IN WHOLE", the Company's request shall be made, if at all, within nine months following the occurrence of the event giving rise to such redemption.

          (b) In the event that the Company receives notice from the Trustee pursuant to the Indenture that a proceeding which could lead to a final Determination of Taxability and special mandatory redemption of Bonds as contemplated by the Indenture is instituted against a Bondholder, the Company shall promptly notify the Trustee and the Issuer as to whether it intends to contest such proceeding. In the event that the Company chooses to so contest, it shall act in good faith to obtain a prompt final determination or decision in such proceeding or litigation and shall keep the Trustee and the Issuer informed of the progress of any such proceeding or litigation.

          SECTION 4.5  NO DEFENSE OR SET-OFF.  The obligations of the Company
                       ---------------------
to make payments due under this Agreement and under the Note shall be absolute and unconditional without defense or setoff by reason of any default by the Issuer under this Agreement or under any other agreement between the Company and the Issuer or for any other reason, including without limitation, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project Facilities, commercial frustration of purpose, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required hereunder will be paid in full when due without any delay or diminution whatsoever.

          SECTION 4.6  ASSIGNMENT OF ISSUER'S RIGHTS.  As the source of payment
                       -----------------------------
for its Bonds, the Issuer shall assign to the Trustee the Note and the interest of the Issuer in and to the Permit Agreements and all the Issuer's rights under this Agreement (except rights to receive payments and other rights under Sections 5.4, 5.5, 5.6, 5.7, and 6.2 hereof). The Company consents to such assignment and agrees to make payments on the Note and interest thereon directly to the Trustee without defense or setoff by reason of any dispute between the Company and the Trustee.

          SECTION 4.7  PERMIT SUBSTITUTION.  The Company anticipates obtaining a
                       -------------------
new forty year unified permit (the "NEW BC PERMIT") to be issued by the United States Forest Service in replacement of the existing Beaver Creek Term Special Use Permit and the existing Beaver Creek Special Use Permit, each as subject to the Permit Agreement with respect to the Beaver Creek Permits. Upon receipt from the Company of notice that the United States Forest Service has agreed to issue the New BC Permit and that the Company elects to exercise its rights under this Section 4.7, the Trustee shall release or cause to be released to the Company or (if so requested by the Company) to the United States Forest Service directly all instruments in the Trustee's possession or control constituting the existing Beaver Creek Special Use Permit and Term Special Use Permit. The Trustee shall also execute and deliver or cause to be executed and delivered any and all releases, termination agreements or other similar agreements requested by the United States Forest Service or reasonably requested by the Company in connection therewith. Upon receipt of such instruments and releases and similar agreements, the Company shall deliver to the Trustee, or cause the United States Forest Service to deliver to the Trustee, the New BC Permit relating thereto, together with a standard United States Forest Service Permit Agreement (or amendment) related thereto. In addition, the Company shall have the right from time to time to substitute for any Forest Service Permit another permit, license or grant of right if (x) the Company shall determine that such substitution is in the best interests of the Company and its Subsidiaries, (y) such substitute permit, license or grant (i) contains terms no less beneficial to the Company and its Subsidiaries than those contained in the existing Forest Service Permit or Permits which it is intended to replace and (ii) is otherwise substituted on terms substantially identical to those set forth above with respect to the New BC Permit and (z) such substitution does not impair in any material respect the rights of the Issuer, the Trustee or the Bondholders.

          SECTION 4.8  COMPANY'S RIGHT TO PURCHASE CERTAIN BONDS IN LIEU OF
                       ----------------------------------------------------
REDEMPTION.  The Issuer hereby grants, consents and acknowledges to the Company
----------
or its designee (named by the Company in a written notice delivered to the Trustee) that, with respect to any Bonds delivered (or deemed delivered) to the Trustee for redemption prior to maturity pursuant to the Extraordinary Mandatory Redemption provisions of the Bonds (as described in Section 6.06 of the Indenture), the Company or its designee shall have the right and option hereunder and under the Indenture, in lieu of making prepayments hereunder and on the Note for the redemption of such Bonds, to instead purchase (with funds other than those in the Bond

Fund) from the owner or owners thereof on the applicable redemption date all or any part (in integral multiples of $5,000, selected in such manner as may be designated by the Trustee) of the Bonds so delivered (or deemed delivered) for redemption on such date at the Extraordinary Mandatory Purchase Price equal to 105% of the principal amount thereof plus interest accrued on such Bonds to the date of purchase. The Company or its designee shall exercise the right and option to purchase such Bonds on the Extraordinary Mandatory Redemption Date by
(i) giving written notice to the Trustee prior to the purchase date, stating its intention to purchase Bonds on the Extraordinary Mandatory Redemption Date in lieu of redemption and specifying the principal amount of the Bonds to be so purchased, and (ii) depositing or causing to be deposited with the Trustee for payment into the Bond Fund as provided in the Indenture concurrently with the giving of such notice, an amount of money or Government Obligations (as defined in the Indenture) which will be sufficient to effect the purchase of the Bonds being purchased without any reinvestment thereof. Amounts paid to the Trustee pursuant to this Section 4.8 shall be used and applied to the purchase of the Bonds being purchased and not for the payment or redemption of such Bonds (said Bonds to remain Outstanding within the meaning of the Indenture). No purchase described in this Section 4.8 shall operate to extinguish, diminish or discharge the obligation of the Company to make any repayment installments or to pay other amounts due hereunder, including under Section 4.2 hereof, or on the Note.

                         V.  COVENANTS OF THE COMPANY

          SECTION 5.1  CORPORATE EXISTENCE.  So long as the Bonds are
                       -------------------
outstanding as determined under the Indenture, the Company will maintain its corporate existence, except that it may dissolve or otherwise dispose of all or substantially all of its assets and may consolidate with or merge into another entity or permit one or more entities to consolidate or merge into it, if the surviving, resulting or transferee entity, if other than the Company, assumes in writing all of the obligations of the Company hereunder and under the Note and the Permit Agreements and is an entity organized under one of the states of the United States of America, qualified to transact business in Colorado.

          SECTION 5.2  MAINTENANCE OF PROJECT FACILITIES; INSURANCE.  Subject to
                       --------------------------------------------
any restrictions of the Special Use Permits and public authorities, the Company, in accordance with the Company's prior practice, will maintain or cause to be maintained the Project Facilities in good and safe repair and operating condition, subject to normal wear and tear, and will operate, at all reasonable times during the ski season, the Project Facilities during their useful life or as otherwise required to meet the public purposes of the Act, but the Company is not required to operate any portion of any property after it is no longer economical and feasible, and the Company may sell, encumber or lease or obtain a release of any lien on all or any portion of the Project Facilities. The Issuer and the Company agree that the useful life of the 1981 Housing Project identified on SCHEDULE A hereto may end, and the Company may discontinue maintenance and operation thereof, at any time after May 1, 1999. The Company, at its expense, shall procure and maintain, or cause to be procured and maintained, to the extent available at commercially reasonable premiums, continuously during the term of this Agreement, insurance policies with respect to the Project Facilities against such risks (including business interruption insurance and all liability for injury to persons or property arising from the operation of the Project Facilities) and in such amounts as property of a similar character is usually insured by corporations similarly situated and operating like properties.

          SECTION 5.3  PAYMENT OF TRUSTEE'S COMPENSATION AND EXPENSES.  The
                       ----------------------------------------------
Company shall pay the Trustee's reasonable compensation, including but not limited to the Trustee's fees and expenses under the Indenture, including all extraordinary Trustee's fees and expenses and costs of redeeming Bonds thereunder and the reasonable compensation to any Bond Registrar or co-paying agent appointed in respect of the Bonds, and shall indemnify the Trustee against any claims arising out of the exercise and performance of its powers and duties under the Indenture in good faith and without negligence. The Company also agrees to pay upon demand all reasonable out-of-pocket expenses (including reasonable attorneys' fees and other legal expenses) incurred by the registered owners holding not less than a majority in aggregate principal amount of Bonds then outstanding in connection with the preparation and review of amendments, consents or waivers to this Agreement, the Indenture, the Permit Agreements, or any related document, the consideration of legal questions relevant hereto and thereto or to any restructuring or "workout" relating to the Note or the Bonds or the enforcement of any remedies pursuant to this Agreement, the Note, the Bonds, the Indenture, the Permit Agreements, or any other related document. The obligations of the Company under this paragraph shall survive any termination of this Agreement.

          SECTION 5.4  PAYMENT OF ISSUER'S EXPENSES.  The Company shall pay the
                       ----------------------------
Issuer's bond issuance fee, if any, and all reasonable expenses, including legal and accounting fees, incurred by the Issuer in connection with the issuance of the Bonds and the performance by the Issuer of any and all of its functions and duties under this Agreement or the Indenture, whether in the ordinary course of business or upon the occurrence of extraordinary circumstances, including, but not limited to, all duties which may be required of the Issuer by the Trustee and the Bondholders.

          SECTION 5.5  INDEMNITY AGAINST CLAIMS.  (a) The Company shall
                       ------------------------
indemnify the Issuer, its officers, agents and employees, past, present and future, and the Trustee, its officers, agents and employees, past, present and future, against any and all claims arising out of the Issuer's undertaking of the financing or refinancing of the Project Facilities other than claims arising from willful misconduct in the case of the Issuer, and from willful misconduct or negligence in the case of the Trustee. If any such claim is asserted, the Issuer or the Trustee, as the case may be, shall give prompt notice to the Company and the Company shall assume the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion. If the Issuer or the Trustee, as the case may be, so elects, either may participate in the defense of such claims, and may be represented by counsel of its own choice, at its own expense.

          (b) In addition to, but without duplication of, its obligations under subsection (a) above, the Company shall indemnify and hold harmless the Issuer, the Trustee, the Initial Owner of the Bonds, and their respective officers, agents and employees, past, present and future, from and against any and all liabilities, losses, damages, costs and expenses (including reasonable fees and disbursements of counsel) of any such indemnified party arising out of, in respect of or in connection with or relating to the business, assets, activities or operations of the Company which arise under or relate to matters covered by Environmental Laws.

          SECTION 5.6  PAYMENTS IN LIEU OF TAXES.  If, for any reason related to
                       -------------------------
the Issuer's involvement in the financing of the Project Facilities, the Project Facilities are not considered to be taxable property, the Company shall nevertheless pay to the State of Colorado, to the applicable political subdivisions thereof or other taxing entities in which the Project Facilities are located amounts equal to the taxes that would be otherwise due and payable if the Project Facilities were not financed or refinanced by the Issuer. Such amounts in lieu of taxes shall be payable by the Company directly to the applicable political subdivisions or other taxing entities in which the property is located; provided, however, the Company may refuse to pay such amount in lieu of taxes so long as (i) the validity thereof shall be contested in good faith by appropriate legal proceedings, and (ii) the basis for such contest is not related to the Issuer's interest or involvement with the Project.

          SECTION 5.7  AGREEMENT REGARDING REFUNDING.  The Company agrees to
                       -----------------------------
provide all funds necessary for the purpose of effecting the refunding of the Prior Bonds to the extent such funds are not available from the proceeds of the Bonds, including the payment of the costs of refunding. Without limiting the generality of the foregoing, such costs of refunding may include the reasonable initial or acceptance fees of the Trustee and other reasonable fees and expenses of the Trustee, any prior trustees and their counsel, the Issuer's bond issuance fee, if any, reasonable expenses incurred in connection with the authorization, sale, issuance and delivery of the Bonds, and reasonable financial, legal and accounting fees attributable thereto. No more than 2% of the proceeds of the sale of the Bonds shall be used to pay costs of issuance of the Bonds within the meaning of the Code.

          SECTION 5.8  FINANCIAL STATEMENTS AND INFORMATION, ETC.  The Company
                       -----------------------------------------
shall furnish to the Trustee and to any Bondholder requesting the same: (a) within 120 days after the close of each of the Company's fiscal years, an audit report of independent certified public accountants, including consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and related consolidated statements of earnings and cash flows, in comparative form for such year and the preceding year, and (b) within 60 days after the end of each fiscal quarter, similar financial statements, including comparative balance sheets and statements of earnings and cash flows, certified by the chief financial officer of the Company. The Company shall deliver to the Issuer and the Trustee, within 60 days after the end of each fiscal quarter (or within 120 days after the end of each quarter which is the end of a fiscal year), a certificate signed by an authorized representative of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing representative with a view to determining whether the Company has kept, observed, performed and fulfilled, in all material respects, its obligations under this Agreement and the Permit Agreements, and further stating that to his knowledge, after due inquiry, the Company has kept, observed, performed and fulfilled in all material respects each and every covenant contained in this Agreement and the Permit Agreements and is not in default in any material respect in the performance or observance of any of the terms, provisions and conditions hereof and of the Permit Agreements (or, if any Events of Default shall have occurred, describing all such Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto).

          SECTION 5.9  COVENANT TO COOPERATE; RECORDING.  (a) In the event it
                       --------------------------------
may be necessary, for the proper performance of this Agreement, on the part of the Issuer or the Company, that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Company or the Issuer, the Company and the Issuer each agree to cooperate in such matters; provided, however, that the Issuer and the Company are bound to the agreement of this paragraph only in the case of reasonable requests for assistance and the Issuer shall not be bound to take any action involving its governmental discretion.

          (b)(l) The Company shall execute and file or record, or cause others to execute and file or record, such documents, and take such other actions as may be necessary to create, perfect, protect and preserve the rights and interests of the Trustee intended to be created under the Permit Agreements.

          (2) The Company shall furnish to the Issuer and the Trustee promptly after the execution and delivery of the Indenture and of each supplemental indenture or other instrument of further assurance executed in accordance with the provisions of Section 7.04 of the Indenture, an opinion of counsel to the Company stating that, in the opinion of such counsel, the Indenture and all such supplemental indentures and other instruments of further assurance have been properly recorded, registered and filed to the extent necessary to make effective the lien and pledge intended to be created by the Indenture and the rights and interests of the Trustee under the Permit Agreements, and reciting the details of such action or referring to prior opinions of counsel to the Company in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the security interests of the Bondholders and the Trustee under the Indenture and the rights and interests of the Trustee under the Permit Agreements, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and pledge effective.

          SECTION 5.10  COVENANTS TO NOTIFY IN EVENT OF BANKRUPTCY.  The Company
                        ------------------------------------------
covenants that from the date of the execution and delivery of this Agreement and for 180 days after payment of the Bonds in full has been made or duly and validly provided for, it shall immediately notify the Issuer and the Trustee in writing of the filing of a petition commencing a case under the United States Bankruptcy Code by or against the Company.

          SECTION 5.11  EMPLOYEE BENEFIT PLANS.  (a) The Company shall maintain
                        ----------------------
and cause each ERISA Affiliate, if any, to maintain each Plan (other than a Multiemployer Plan), if any, in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder, the failure to comply with which could subject the Company to material tax or penalty.

          (b) As soon as possible and in any event within 15 days after the Company or any of its ERISA Affiliates knows or has reason to know that any Termination Event with respect to any Plan has occurred, the Company shall furnish to the Issuer and to the Trustee a written statement of the chief financial officer of the Company describing such Termination Event and the action which the Company or such Affiliate proposes to take with respect thereto.

          (c) Promptly after receipt thereof by the Company or any of its ERISA Affiliates from the Pension Benefit Guaranty Corporation, the Company shall furnish to the Issuer and to the Trustee copies of each notice received by the Company or such ERISA Affiliates of such corporation's intention to terminate any Plan or to have a trustee appointed to administer any such Plan.

          SECTION 5.12  NOTICE OF MATERIAL LITIGATION.  The Company shall
                        -----------------------------
promptly notify the Trustee of the existence and status of any litigation which individually or in the aggregate could, in the event of an unfavorable outcome, have a Material Adverse Effect on the Company and its Subsidiaries taken as whole.

          SECTION 5.13  DEFAULTS.  The Company shall promptly notify the Trustee
                        --------
of the occurrence of any event, which with the giving of notice or the lapse of time, or both, would result in an Event of Default, and the action that the Company proposes to take with respect thereto. The cure by the Company of any underlying default the giving of notice of which is contemplated herein shall be deemed to effect a cure of any default by the Company under this Section 5.13.

          SECTION 5.14  OFFERING OF BONDS.  The Company shall comply or cause
                        -----------------
compliance with all federal and state securities laws applicable to the offering or reoffering of the Bonds, including the provision to the purchasers of adequate disclosure of material facts. The Company shall be considered the "issuer" of the Bonds and shall be responsible for assuring that it and any other "obligated person" with respect to the Bonds comply with the requirements of Rule 15c2-12 under the Securities Exchange Act of 1934.

          SECTION 5.15  ENVIRONMENTAL COMPLIANCE.  The Company shall comply in
                        ------------------------
all material respects with all Environmental Laws applicable to the Company and its Subsidiaries and their respective businesses to the extent that the Company's failure to so comply would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

          SECTION 5.16  ADDITIONAL COMPANY DEBT; RESTRICTIONS ON PARITY DEBT.
                        ----------------------------------------------------
Nothing in this Agreement is intended to restrict the Company's ability or the ability of its Affiliates to issue or otherwise incur any Debt, Parity Debt or Senior Debt, except that the Company and its Affiliates (i) shall not issue or incur any Debt that is entitled to senior or superior rights with respect to the Special Use Permits to those granted under the Permit Agreements to the Trustee in respect of the Note and (ii) shall not issue or incur any Parity Debt, the principal amount of which when added to the principal amount of the Bonds and all other Parity Debt then outstanding, exceeds an aggregate of $250,000,000, unless the Company complies with the provisions of this Section 5.16 and Section
6.06 of the Indenture. If the Company or any of its Affiliates intends to issue or incur Parity Debt that exceeds such aggregate principal amount, the Company shall give notice of such intent to the Trustee and the Initial

Owner of the Bonds, such notice to indicate the principal amount of Parity Debt to be issued or incurred, the expected maturity of such Parity Debt and the date on which the Company expects such Parity Debt to be issued or incurred (which shall be not less than 35 days from the date such notice is given). The Company shall cooperate with the Trustee in determining a redemption date and providing information to owners of the Bonds in connection with such events. If (a) the Initial Owner no longer owns at least 25% in aggregate principal amount of the Bonds then Outstanding, and (b) the adjustment of the interest rate on the Bonds to the Adjusted Interest Rate would cause the loss of tax-exempt status of the interest thereon for federal income tax purposes, Parity Debt as described in part (ii) of this Section 5.16 may be issued or incurred without restriction and without redeeming the Bonds or adjusting the interest rate thereon. Otherwise, such Parity Debt shall not be issued or incurred until either (x) the Company has made provision for redemption of the Bonds or such redemption has been waived by the Initial Owner, or (y) the interest rate thereon has been adjusted, all in accordance with Section 6.06 of the Indenture.

                      VI.  EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1  EVENTS OF DEFAULT.  Each of the following events is
                       -----------------
hereby defined as, and is declared to be and to constitute, an "EVENT OF
DEFAULT":

               (a) failure by the Company to make any payment on the Note as required to be made pursuant to Section 4.2 or 4.4 hereof when the same is due; or

               (b) failure by the Company to observe and perform any other covenant, condition or agreement on its part to be observed or performed under this Agreement, in either Permit Agreement, or under the Note for a period of 60 days after written notice, specifying such failure and requesting that it be remedied, given to the Company by the Trustee; provided if such failure is of such nature that it can be corrected (as agreed to by the Trustee, which agreement shall not be withheld unreasonably), but not within such period, the same shall not constitute an Event of Default so long as the Company institutes prompt corrective action and is diligently pursuing same; or

               (c)  if the Company

                    (1) admits in writing its inability to pay its debts generally as they become due, or

                    (2) files a petition in bankruptcy to be adjudicated a voluntary bankrupt in bankruptcy or files a similar petition under any insolvency act, or

                    (3) makes an assignment for the benefit of its creditors, or

                    (4) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

               (d) if the Company files a petition or answer seeking its reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute; or

               (e) if the Company, on a petition in bankruptcy filed against it, is adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Company, a receiver or trustee of the Company or of the whole or substantially all of the property of either, or approving a petition filed against it seeking reorganization or arrangement of the Company under the federal bankruptcy laws or any other applicable law or statute, and such adjudication, order or decree shall not be vacated or set aside or stayed within 90 days from the date of the entry thereof; or

               (f) failure by the Company to renew, or revocation or termination by the United States Forest Service of, the Special Use Permits or any similar lease, agreement or license relating to the Vail and Beaver Creek ski areas, the result of which is the cessation of the skiing and mountain operations of the Company on Vail and Beaver Creek mountain, provided that the Company shall have 60 days after such cessation to renew or replace such Special Use Permits or similar lease, agreement or license; or

               (g) subject to the last sentence of this Section 6.1, if there shall have occurred any acceleration of Senior Debt; or

               (h) if for any reason the Bonds shall be declared due and payable by acceleration in accordance with Section 8.02 of the Indenture.

Following the occurrence of an Event of Default and in each and every such case and during the continuance thereof, the Trustee, by notice in writing to the Company, may declare all sums which the Company is obligated to pay hereunder and under the Note to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable if concurrently with or prior to such notice the unpaid principal amount of the Bonds has been declared to be due and payable.

          In case such declaration shall have been annulled in accordance with
Section 8.02 of the Indenture, or in case the Issuer or the Trustee shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer or the Trustee, then and in every such case the Company, the Issuer and the Trustee shall be restored to their respective positions and rights hereunder, and all rights, remedies and powers of the Company, the Issuer and the Trustee shall continue as though no such proceeding had been taken, but subject to the limitations of any such adverse determination. Notwithstanding the foregoing, unless the principal of the Bonds shall have been declared immediately due and payable in accordance with Section 8.02 of the Indenture, in the case of any Event of Default pursuant to clause (g) above, if the acceleration referred to therein is rescinded, the Event of Default hereunder shall be deemed to have been cured.

          SECTION 6.2  PAYMENT ON DEFAULT; SUIT THEREFOR.  The Company covenants
                       ---------------------------------
that, in case default shall be made in the payment of any amount due under this Agreement or under the Note as and when the same shall become due and payable, whether at maturity or by declaration of acceleration or otherwise, then, upon demand of the Issuer or the Trustee, the Company shall pay to the Trustee the whole amount of the Note that then shall have become due and payable with interest at the rates provided in the Bonds; and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to the Trustee, its agents and attorneys and any expenses or liabilities incurred by the Issuer or the Trustee other than through its negligence or bad faith.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company the moneys adjudged or decreed to be payable; provided, that without the necessity
                                          --------
of any enforcement action being taken by the Trustee, the Issuer may, upon notice to but without the consent of the Trustee, directly take whatever action at law or in equity which may appear necessary or desirable to collect the payments due to the Issuer or to enforce performance and observance of any other obligation, agreement or covenant under Sections 5.4, 5.5, 5.6, 5.7, or 5.14, but without exercising any remedy resulting in acceleration of the Bonds or Note or termination of this Agreement.

          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or in the case of any other similar judicial proceedings relative to the Company, or to the creditors or property of the Company, the Issuer or the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole unpaid amount of the Note and interest owing and unpaid in respect thereof and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Issuer or the Trustee allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses, including but not limited to the Trustee's extraordinary fees; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

          SECTION 6.3  CUMULATIVE RIGHTS.  No remedy conferred upon or reserved
                       -----------------
to the Issuer or the Trustee by this Agreement, the Permit Agreements or the
Note is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Note, the Permit Agreements, or now or hereafter existing at law or in equity or by statute. No waiver by the Issuer or the Trustee of any breach by the Company of any of its obligations, agreements or covenants hereunder or under the Note shall be a waiver of any subsequent breach, and no delay or omission to exercise any right or power shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

                             VII.  MISCELLANEOUS.

          SECTION 7.1  NOTICES.  Notice hereunder shall be given in writing,
                       -------
either by certified mail, to be deemed effective four days after mailing unless earlier received, by telegram, by facsimile, or by telephone, confirmed in writing, addressed as follows:

          The Issuer -  Board of County Commissioners
                        Eagle County Courthouse
                        P.O.  Box 850
                        Eagle, Colorado 81631
                        Attention: County Attorney
                        Facsimile:  970/328-7207

          The Company -

                        In the case of delivery via special courier:

                        The Vail Corporation
                        d/b/a Vail Associates, Inc.
                        137 Benchmark Road
                        Avon, Colorado  81620
                        Attention:  General Counsel
                        Facsimile:  970/845-2912

                        In the case of delivery via U.S. mail:

                        The Vail Corporation
                        d/b/a Vail Associates, Inc.
                        P.O. Box 7
                        Vail, CO  81658
                        Attention:  General Counsel

          The Trustee - U.S. Bank National Association
                        950 17th Street, Suite 650
                        Denver, Colorado 80202
                        Attention: Corporate Trust Department
                        Facsimile:  303/585-6865
or such other address as may be filed in writing with the parties to this Agreement and with the Trustee.

          SECTION 7.2  DISCLAIMER; LIMITATION OF LIABILITY OF THE ISSUER.
                       -------------------------------------------------
NEITHER THE ISSUER NOR THE TRUSTEE MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE ACTUAL OR DESIGNED CAPACITY OF THE PROJECT FACILITIES, AS TO THE SUITABILITY OF THE PROJECT FACILITIES FOR THE PURPOSES SPECIFIED IN THIS AGREEMENT, AS TO THE CONDITION OF THE PROJECT FACILITIES, OR THAT THE PROJECT FACILITIES WILL BE SUITABLE FOR THE COMPANY'S PURPOSES OR NEEDS. IN THE EVENT OF ANY DEFAULT BY THE ISSUER HEREUNDER, THE LIABILITY OF THE ISSUER TO THE COMPANY SHALL BE ENFORCEABLE ONLY OUT OF ITS INTEREST UNDER THIS AGREEMENT AND THERE SHALL BE NO OTHER RECOURSE BY THE COMPANY AGAINST THE ISSUER, ITS OFFICERS, AGENTS AND EMPLOYEES, PAST, PRESENT OR FUTURE, OR ANY OF THE PROPERTY NOW OR HEREAFTER OWNED BY IT OR THEM. NO OBLIGATION OF THE ISSUER HEREUNDER OR UNDER THE BONDS SHALL BE DEEMED TO CONSTITUTE A PLEDGE OF THE FULL FAITH AND CREDIT OR TAXING POWER OF THE ISSUER, THE STATE OF COLORADO OR OF ANY POLITICAL SUBDIVISION THEREOF.

          SECTION 7.3  ASSIGNMENTS.  This Agreement may not be assigned by
                       -----------
either party without the consent of the other, except that the Issuer may assign rights to the Trustee pursuant to Section 4.6 hereof. Notwithstanding the foregoing, no merger, sale of assets or consolidation permitted under Section
5.1 hereof shall be deemed to be an assignment for purposes of this Section 7.3.

          SECTION 7.4  ILLEGAL; ETC.  PROVISIONS DISREGARDED.  In case any
                        ------------------------------------
provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, this Agreement shall be construed as if such provision had never been contained herein.

          SECTION 7.5  APPLICABLE LAW.  This Agreement shall be deemed to be
                       --------------
governed by, and interpreted under, the laws of the State of Colorado.

          SECTION 7.6  AMENDMENTS.  This Agreement may not be amended except in
                       ----------
accordance with the Indenture and by an instrument in writing signed by the parties and consented to by the Trustee for the Bondholders in accordance with the Indenture.

          SECTION 7.7  AMOUNTS REMAINING IN BOND FUND.  It is agreed by the
                       ------------------------------
parties that any amounts remaining in the Bond Fund established under the Indenture upon expiration or sooner termination of the term of this Agreement, as provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and of the fees, charges and expenses of the Trustee and the Issuer in accordance with the Indenture, shall belong to and be paid to the Company by the Trustee as overpayment of the amounts due under the Note.

          SECTION 7.8  TERM OF AGREEMENT.  This Agreement shall become effective
                       -----------------
upon its delivery and shall continue in effect until all Bonds have been paid or provision for such payment has been made in accordance with the Indenture.

          SECTION 7.9  COUNTERPARTS.  This Agreement may be executed in any
                       ------------
number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 7.10  SURVIVING OBLIGATIONS.  The obligations of the Company
                        ---------------------
under Sections 5.4, 5.5, and 5.6 shall survive expiration or earlier termination of this Agreement.

          SECTION 7.11  ENTIRE AGREEMENT.  This Agreement is the entire
                        ----------------
agreement between the parties hereto, and there are no oral agreements between the parties.

          IN WITNESS WHEREOF, the parties hereto, in consideration of the mutual covenants set forth herein and intending to be legally bound, have caused this Agreement to be executed and delivered as of the date first above written.

                                    EAGLE COUNTY, COLORADO

[SEAL]


Attest: _________________________   By: ____________________________________
        County Clerk and Recorder       Chair, Board of County Commissioners



[SEAL]                              THE VAIL CORPORATION,
                                    d/b/a VAIL ASSOCIATES, INC.


Attest: _________________________   By: ____________________________________
        Secretary                       Senior Vice President


                   JOINDER BY BEAVER CREEK ASSOCIATES, INC.
                   ----------------------------------------

          BEAVER CREEK ASSOCIATES, INC., hereby joins in the foregoing Sports and Housing Facilities Financing Agreement for the purpose of Article V and covenants that while any Bonds remain outstanding, it will observe or perform each of the covenants or conditions set forth therein to the extent that the Act requires such covenants to be observed or performed by Beaver Creek Associates, Inc. as the "user" of the Project Facilities as defined in the Act.


                                    BEAVER CREEK ASSOCIATES, INC.


                                    By: ____________________________________
                                        Senior Vice President

                                  SCHEDULE A
                                  ----------

                        1981 HOUSING PROJECT FACILITIES
                        -------------------------------

          The 1981 Housing Project Facilities consist of two buildings, containing 60 Employee Housing Units, 30 one-bedroom and 30 two-bedrooms located on approximately 3.46 acres near Beaver Creek Mountain. The buildings are two-story wood frame construction with a combination of stucco and cedar channel-lock siding with stone veneer. The Housing Project also includes 125 spaces of paved parking, 15% covered, plus laundry and storage facilities. In view of the probable obsolescence of the Housing Project and the availability of other facilities meeting the same public purpose, use of the Housing Project may be discontinued after May 1, 1999.

                         1984 Vail Project Facilities
                         ----------------------------

          The 1984 Vail Project Facilities consist of (i) certain ski lifts and trails for use on Vail Mountain, (ii) land improvements, (iii) utilities, (iv) snowmaking equipment, (v) certain new buildings located on Vail Mountain, and
(vi) equipment.  The following is an itemization of the 1984 Vail Project
Facilities:


SKI LIFTS                               SNOWMAKING
---------                               ----------
Vista Bahn Express Lift #16             Snowmaking - Riva
Northwoods Express Lift #11             Snowmaking - Lionshead
Game Creek Express Lift #7              Snowmaking - Vail, GP
Mtn Top Express Lift #4                 Pumphouse Crossover
Chair 4 to 3 Move                       Powder Makers
Quad Completion                         Snow Central Bldg Mtce
Special Lift Equipment
Tower Machinery                         BUILDING
Gearbox #4 Motor Room                   --------
Lift Demolition                         Mid-Vail Remodel/Retrofit
Brakes, Ropes, Sheaves, Grips, Etc.     Golden Peak Renovation
                                        Wildwood Restrooms
                                        Wildwood Remodel
SKI TRAILS                              Far East Remodel
----------                              Vail Shop Modification
Transmontane Trail                      Roof Repairs
Game Creek Trails                       Trailers - Golf, GP Nursery, Tin City
Northwoods Trails                       Ticket Offices
Riva Trailwork                          LH Locker room Addition
Powerline Trail                         Mtn BBQ Decks
Hunky Dory Hump                         Lionshead Center Remodel
Nastar Move
Children's Mtn S & T
New Lift Areas Dirt Work, Mazes,        EQUIPMENT
   Dozing, Culverts, Platforms          ---------
Express Terminal Drainage               Snowcats/Sleds
USFS Projects, Revegetation             Trucks
Road, Mudslide, Drainage Repairs        Radios
Race Courses                            Snowmobiles
                                        Lift Status Boards
                                        Race Equipment

LAND IMPROVEMENTS                       Bus Ski Racks
-----------------                       Bus Repower
Vista Bahn Landscape                    Dump Truck, Van, Denver Truck
Gore Creek Pump House Landscape         Ozone Disinfection
Mid-Vail Well                           Signs
                                        Mtn Toilets
UTILITIES                               New Carpet
---------                               Food Service Equipment
Holy Cross Electric Phase 2             Ski School Reservation System
Utilities - Vail                        Vail Express Card
Mid-Vail Energy Mgt Plan
                                        TV Cable - Races
Lift Telephone Moves



                         1986 VAIL PROJECT FACILITIES
                         ----------------------------

          The 1986 Vail Project Facilities consist of the following snowmaking equipment for Vail Mountain:

SNOWMAKING
----------

Pipe
Pumps
Compressors
Pump Building
Reservoir

                     1980 BEAVER CREEK PROJECT FACILITIES
                     ------------------------------------

          The 1980 Beaver Creek Project Facilities consist of (i) certain ski lifts and ski trails, (ii) certain roads and skiways, (iii) certain snowmaking improvements, (iv) certain new buildings located on Beaver Creek Mountain, (v) skier parking for such Mountain, and (vi) utilities and related improvements. The following is an itemization of the 1980 Beaver Creek Project Facilities:


SKI LIFTS                               SNOWMAKING SYSTEM
---------                               -----------------
Haymeadow Chairlift #1
Drink of Water Chairlift #5             BUILDINGS
Lower Horseshoe Chairlift #6            ---------
Upper Horseshoe Chairlift #7            Elk Track Maintenance Complex
Stump Park Chairlift #8                 Spruce Saddle Restaurant
Westfall Chairlift #9                   Patrol Headquarters Building
                                        East Lot Reception Center
                                        West Lot Prater Road
SKI TRAILS
----------
Haymeadow Trails:                       SKIER PARKING
  Haymeadow                             -------------
  Assay
Drink of Water Trails:                  UTILITIES
  Red Buffalo                           ---------
  Booth Gardens                         Water System
  Powell                                Sewage System
                                        Natural Gas
                                        Electric Power
                                        Telephone System

Lower Horseshoe Trails:
  Bear Trap
  Buckboard                                EQUIPMENT
  1876                                     ---------
  Dally                                    Trucks
Upper Horseshoe Trails:                    Snow Cats
  Latigo                                   Food Service Equipment
  Gold Dust                                Mountain Equipment (Radios, Etc.)
  Half Hitch
  Double Diamond                           ROADS AND SKIWAYS
Stump Park Trails:                         -----------------
  Centennial                               Upper Westfall Road
  Flat Tops                                Beano Road Extension
  Cinch                                    Lower Eastfall Road
  Sheephorn                                Beaver Creek Skiway
Westfall Trails:
  Peregrine
  Golden Eagle
  Goshawk


                     1984 BEAVER CREEK PROJECT FACILITIES
                     ------------------------------------

          The 1984 Beaver Creek Project Facilities consist of (i) certain new buildings located on Beaver Creek Mountain, (ii) certain ski lifts for use on such Mountain, and (iii) snowmaking equipment, (iv) skier parking, (v) utilities and (vi) equipment. The following is an itemization of the 1984 Beaver Creek Project Facilities:


SKI LIFTS                                  SNOWMAKING
---------                                  ----------
Centennial Express Chairlift #6            Snowmaking - Pitchfork
Larkspur Chairlift #11                     Snowmaking - Booster Pumphouse
Orient Express Chairlift #21               Snowmaking - Chair 1,
Surface Chairlift #14                        Retail & Centennial
Chair #6 to Vail #4 Move                   Snowmaking - Water Tap Fee
Chairlift #7 Walkways, Ramps & Drives      B Building Pump
Safety Bars, Lifting Frames, Beams & Pads  Snowmaking - Peregrine
                                           Snowmaking - Haymeadow, Buckboard
                                           Fools Gold
SLOPES AND TRAILS
-----------------                          SKIER PARKING/LAND IMPROVEMENTS
Larkspur Trails:                           -------------------------------
  Larkspur                                 Skier Drop Off/Skier Bridge
  Yarrow                                   Upper Bond
  Primrose                                 North Parking Lot
  Lupine                                   Lot Paving
  S Star
  Loco                                     BUILDING
  Paintbrush                               --------
  Bluebell                                 Spruce Saddle Mezzanine
Chairlift #14 Trails:                      Spruce Saddle Rafters Move
  Home Run                                 Skier Basket Storage
  Home Comfort                             Mountain Storage Building
  McCoy Skiway                             Cross Country Buildings
Stone Creek Trails                         Park Plaza Children's Center
Nastar Pay-to-Race Course                  Race Buildings

Lift Dirt Work, Line Clearing              Village Hall Fire Panels & Lockers
Skiways to Creekside & Charter
Redtail Modification                       UTILITIES
Cross Country/Summer Trails                ---------
BC/Arrowhead Connector                     Holy Cross Electric Loop
McCoy Skier Bridge                         Spruce Saddle Energy Plan
Tree Removal, Mudslide Cleanup
USFS Projects, Revegetation
Race Courses - Men's Downhill, Giant       EQUIPMENT
Slalom, etc.                               ---------
                                           Snowcats/Sleds
                                           Trucks
                                           TV Cable
                                           Snowmobiles
                                           Haul Ca/Van
                                           Signs
                                           Food Service Equipment
                                           Telephone Switch
                                           Race Equipment


                     1986 BEAVER CREEK PROJECT FACILITIES
                     ------------------------------------

          The 1986 Beaver Creek Project Facilities consist of (i) certain ski lifts and ski trails on Beaver Creek Mountain, and (ii) certain snowmaking equipment for such Mountain.


SKI LIFTS                                  SNOWMAKING
---------                                  ----------
Strawberry Park Chairlift #12              Pipe
                                           Pumps
                                           Compressors
SKI TRAILS
----------
Beano's Trace
Pitchfork
Stacker

                                  SCHEDULE B
                                  ----------

                             THE VAIL CORPORATION,
                          D/B/A VAIL ASSOCIATES, INC.
                            SPORTS FACILITIES NOTE
                           (EAGLE COUNTY, COLORADO)
                                  SERIES 1998

          THE VAIL CORPORATION, d/b/a VAIL ASSOCIATES, INC. (the "COMPANY"), a corporation organized and existing under the laws of the State of Colorado, for value received, promises to pay to U.S. BANK NATIONAL ASSOCIATION (together with any successors, the "TRUSTEE"), as Trustee under the Trust Indenture dated as of April 1, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "INDENTURE") of Eagle County, Colorado (the "ISSUER"), relating to the Issuer's Sports and Housing Facilities Revenue Refunding Bonds (Vail Associates Project), Series 1998 (the "SERIES 1998 BONDS"), the principal sum of $41,200,000 on August 1, 2019. The Company shall pay interest on the outstanding principal of this Note at the rate of 6.95% per annum (subject to adjustment to the Adjusted Interest Rate as provided in the Indenture) from the date hereof on February 1 and August 1 of each year, commencing August 1, 1998, until the payment of said principal amount has been made or duly provided for. TERMS NOT OTHERWISE DEFINED IN THIS NOTE SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM IN THE INDENTURE.

          This Note is subject to prepayment at the option of the Company, in whole or in part, on August 1, 2008 or any date thereafter, upon 70 days prior written notice to the Trustee, at prepayment prices (expressed as percentages of the principal amount of this Note or portion thereof prepaid), as set forth below, plus interest accrued to the date of prepayment:


                                                    Optional Redemption
       Redemption Period                                   Price
       -----------------                            -------------------

       August 1, 2008 through July 31, 2009                110%
       August 1, 2009 through July 31, 2010                109%
       August 1, 2010 through July 31, 2011                108%
       August 1, 2011 through July 31, 2012                107%
       August 1, 2012 through July 31, 2013                106%
       August 1, 2013 through July 31, 2014                105%
       August 1, 2014 through July 31, 2015                104%
       August 1, 2015 through July 31, 2016                103%
       August 1, 2016 through July 31, 2017                102%
       August 1, 2017 through July 31, 2018                101%
       August 1, 2018 and thereafter                       100%


          This Note is also subject to prepayment in whole at any time, without premium but with interest accrued to the date of prepayment, at the option of the Company, upon 70 days prior written notice to the Trustee, following the occurrence of any of the following events:

          (a) The damage or destruction of all or substantially all of the Project Facilities or the skiing facilities at which the Project Facilities are located, to such extent that, in the reasonable opinion of the Company, the repair and restoration thereof would not be economical; or

          (b) The condemnation of all or substantially all of the Project Facilities or the skiing facilities at which the Project Facilities are located or the taking by condemnation of, use or control of all or any part of the Project Facilities or such skiing facilities as to render it or them unsatisfactory to the Company for its intended use; or

          (c) In the Company's reasonable opinion, unreasonable burdens or excessive liabilities shall have been imposed upon the Company with respect to the Project Facilities or the skiing facilities at which the Project Facilities are located or the operation thereof, including, but without being limited to, loss of Special Use Permits (as defined in the Agreement) relating to the Project Facilities or the imposition of Federal, state or other ad valorem, property, income or other taxes, not being imposed on the date of the Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project Facilities.

          The Company's request to prepay the Note following the occurrence of one of the foregoing events must be made, if at all, within nine months following the occurrence of such event.

          If an event has occurred which makes the Series 1998 Bonds subject to Special Mandatory Redemption or Extraordinary Mandatory Redemption as provided therein, the Company shall, on or before the proposed applicable redemption date for the Series 1998 Bonds, pay to the Trustee the whole or appropriate portion of the unpaid principal amount of this Note plus the applicable premium thereon with interest accrued to the proposed redemption date, subject to the Company's right to cancel the redemption or to purchase the Series 1998 Bonds in lieu of Extraordinary Mandatory Redemption as provided in Section 4.8 of the Agreement and Section 6.06 of the Indenture. In the event that the Company receives notice from the Trustee pursuant to Section 6.05 of the Indenture that a proceeding which could lead to a final determination that interest on the Series 1998 Bonds is taxable and Special Mandatory Redemption of Series 1998 Bonds as contemplated by such Section has been instituted against a bondholder, the Company shall promptly notify the Trustee and the Issuer whether or not it intends to contest such proceeding. In the event that the Company chooses to so contest, it will act in good faith to obtain a prompt final determination or decision in such proceeding or litigation and will keep the Trustee and the Issuer informed of the progress of any such proceeding or litigation.

          IF, FOR ANY REASON, THE AMOUNTS SPECIFIED ABOVE ARE NOT SUFFICIENT TO MAKE CORRESPONDING PAYMENTS OF PRINCIPAL OR REDEMPTION PRICE OF, AND INTEREST ON, ALL OF THE SERIES 1998 BONDS WHEN SUCH PAYMENTS ARE DUE, THE COMPANY SHALL PAY AS ADDITIONAL AMOUNTS DUE HEREUNDER, THE AMOUNTS REQUIRED FROM TIME TO TIME TO MAKE UP ANY SUCH

DEFICIENCY. WHENEVER PAYMENT OR PROVISION THEREFOR HAS BEEN MADE IN RESPECT OF THE PRINCIPAL OR REDEMPTION PRICE OF AND INTEREST ON ALL SUCH BONDS IN ACCORDANCE WITH THE INDENTURE, THIS NOTE SHALL BE DEEMED PAID IN FULL AND THE TRUSTEE SHALL CANCEL AND RETURN THIS NOTE TO THE COMPANY PROMPTLY UPON SUCH SATISFACTION.

          All payments of principal, prepayment, premium, if any, and interest shall be made to the Trustee at its principal operations office in Saint Paul, Minnesota, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. All payments shall be in the full amount required hereunder unless the Trustee notifies the Company that it is entitled to a credit under the Agreement or the Indenture.

          This Note is issued pursuant to a certain Sports and Housing Facilities Financing Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "AGREEMENT") dated as of April 1, 1998 between the Issuer and the Company relating to the refinancing of certain recreational, sports and housing facilities located on Vail and Beaver Creek Mountains in the unincorporated area of Eagle County, Colorado (the "PROJECT FACILITIES"). To provide additional rights and benefits to the Trustee, the Company and Beaver Creek Associates, Inc. have executed and delivered those certain Agreements Regarding Forest Service Special Use Permit (the "PERMIT AGREEMENTS"). The obligations of the Company to make the payments required hereunder shall be absolute and unconditional without defense or set-off by reason of any default by the Issuer under the Agreement or under any other agreement between the Company and the Issuer or for any other reason, including without limitation, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project Facilities, commercial frustration of purpose, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Agreement, it being the intention of the Company and the Issuer that the payments hereunder shall be paid in full when due without any delay or diminution whatsoever.

          In case one or more of the Events of Default specified in Section 6.1 of the Agreement shall have occurred and be continuing, then and in each and every such case, the Trustee, by notice in writing to the Company, may declare the unpaid balance of this Note to be due and payable immediately, if concurrently with or prior to such notice the unpaid principal amount of the Series 1998 Bonds has been declared to be due and payable, and upon any such declaration the same shall become and shall be immediately due and payable.

          In case the Trustee shall have proceeded to enforce its rights under this Note, the Permit Agreements, or the Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their respective positions and rights hereunder and thereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.

          In case the Company shall fail forthwith to pay all amounts due hereunder and under the Agreement upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect, in the manner provided by law out of the property of the Company, the moneys adjudged or decreed to be payable.

          This Note shall at all times be and remain part of the trust estate under the Indenture, and no assignment or transfer by the Trustee of its rights hereunder shall be effective other than (i) a transfer made after an Event of Default under the Indenture in the course of the Trustee's exercise of its rights and remedies consequent upon such Event of Default, or (ii) a transfer required in the performance of the Trustee's duties under the Indenture.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered.

Dated:  April 9, 1998               THE VAIL CORPORATION,
                                    d/b/a VAIL ASSOCIATES, INC.


                                    By ________________________________
                                            Senior Vice President

                                  SCHEDULE C
                                  ----------

                              CERTAIN DEFINITIONS

          "AFFILIATE" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For this purpose, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

          "DEBT" of any Person means at any date, without duplication (and calculated in accordance with GAAP), any obligation for borrowed money (whether as a direct obligation or a promissory note, bond, zero coupon bond, debenture or similar instrument, or as an unfilled reimbursement obligation on a drawn letter of credit or similar instrument, or otherwise).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" means any member (whether or not incorporated) of a group which is under common control (within the meanings of the regulations under Section 414 of the Code) and of which the Company is a member.

          "GAAP" means generally accepted accounting principles as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means any (a) material impairment of the ability of the Company to perform its payment or other material obligations under this Agreement, the Note or the Permit Agreements or material impairment of the ability of the Issuer or the Trustee to enforce any of the material obligations of the Company under this Agreement, the Note or the Permit Agreements or (b) material and adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole.

          "MULTIEMPLOYER PLAN" means an employee benefit plan (as defined in Section 3(37) of ERISA) to which contributions are or have been required to be made by the Company or any ERISA Affiliate.

          "PARITY DEBT" means Debt issued or incurred by the Company or its Affiliates, which Debt is entitled to the same rights and privileges as are created under either or both of the Permit Agreements as those granted to the Trustee in respect of the Note.

          "PERSON" means any individual, corporation, business, trust, joint venture, partnership, or unincorporated association or any government or agency or political subdivision thereof.

          "PLAN" means any employee benefit plan or other plan maintained for employees of the Company or any ERISA Affiliate or to which contributions are made on behalf of such employees and covered by Title IV of ERISA.

          "SENIOR DEBT" means any secured or unsecured Debt of the Company (a) having a principal amount outstanding at the time in question equal to or in excess of (i) $15,000,000 with respect to an individual loan or Debt outstanding under a single agreement, or (ii) $50,000,000 with respect to the aggregate of all such Debt, and (b) which Debt is not subordinated in right of payment to the Note and (c) which Debt is recourse to the Company or Vail Resorts, Inc. or any material subsidiary of Vail Resorts, Inc.

          "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more that 50% of the total voting power entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "TERMINATION EVENT" means either a "reportable event" as defined in
Section 4043(b) of ERISA, the filing of a notice of intent to terminate under
Section 4041 of ERISA or any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer any Plan.

                                      C-2